Exhibit 99.1

INVESTOR CONTACT:	MEDIA CONTACT:
Jennifer Gianola	Judy Kaneko
+1 (408) 831-4452	+1 (408) 831-4238
jennifer.gianola@gigamon.com	judy.kaneko@gigamon.com
Gigamon Reports First Quarter 2017 Financial Results
Service Provider Vertical Drives Solid Results
Industry-Leading Innovation Continues with New Product Introductions

Santa Clara, Calif., April 27, 2017 - Gigamon Inc. (NYSE:GIMO), the leader in traffic visibility solutions, today released financial results for its first quarter ended April 1, 2017.
First Quarter 2017 Financial Highlights:

•	Revenue of $69.6 million, up 4% year-over-year.

•	GAAP gross margin was 81%, compared to 81% in the first quarter of fiscal 2016.

•	Non-GAAP gross margin was 82%, compared to 82% in the first quarter of fiscal 2016.

•	GAAP net loss was $(2.2) million, or $(0.06) per basic and diluted share, compared to GAAP net income of $3.0 million, or $0.08 per diluted share, in the first quarter of fiscal 2016.

•	Non-GAAP net income was $4.6 million, or $0.12 per diluted share, compared to non-GAAP net income of $8.2 million, or $0.22 per diluted share, in the first quarter of fiscal 2016.

•	Cash and short-term investments were $265 million, up $7 million from the fourth quarter of 2016 and up $57 million from the first quarter of fiscal 2016.
“We continue to make progress as we focus on a recovery to sustained and strong growth with results this quarter ahead of our expectations, including a healthy bottom line,” said Paul Hooper, Chief Executive Officer of Gigamon. “As we enter Q2, we are implementing a number of changes in our business that we expect will drive growth during the second half of the year, including the appointment of our new CMO, Kim DeCarlis, the announcement of our GigaVUE-HC3--the highest performance system in the market--and the introduction of our in-line SSL solution offering new levels of visibility, control and scale to the industry.”

Recent Business Highlights:

•	Introduced GigaVUE-HC3, the highest-performance appliance in our HC family to enable pervasive visibility and security intelligence at scale across 10, 40 and 100Gb networks.

•
Gigamon Visibility Platform on Amazon Web Services (AWS) gained momentum with availability in the AWS marketplace and achieved elevated Amazon Partner Network (APN) and Public Sector Program Partner statuses.

•	Announced a significant expansion to Gigamon's GigaSECURE® SSL/TLS decryption solution, with new inline capabilities, bringing enhanced visibility into encrypted data-in-motion.

•	Appointed longtime security veteran Arthur W. Coviello, Jr. to its Board of Directors to help guide the company’s security strategy and growth.

•	Named industry marketing leader Kim DeCarlis as Chief Marketing Officer to drive increased market opportunities, brand awareness and industry leadership for Gigamon.
Conference Call Information:
Gigamon will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on, April 27, 2017. This news release and a supplemental financial presentation will be available on the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (877)- 329-7568, using conference code 6085965. International parties can access the call by dialing +1 (719)-457-2695, using conference code 6085965.
The webcast will be accessible on Gigamon’s investor relations website at http://investor.gigamon.com for a period of one year. A telephonic replay of the conference call will be available through Thursday, May 4, 2017. To access the replay, parties in the United States and Canada should call +1 (866)-375-1919 and enter conference code 6085965. International parties should call +1 (719)-457-0820 and enter conference code 6085965.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and accompanying tables contain certain non-GAAP financial measures that exclude stock-based compensation and related payroll taxes, and income tax effects of stock-based compensation expense. Non-GAAP financial measures do not have any standardized meaning and our non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies. Gigamon considers these non-GAAP financial measures important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider core to our operating performance, and are used by the company’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. We present non-GAAP financial measures for supplemental informational purposes only to provide additional information in understanding the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
During the conference call to discuss these financial results, Gigamon expects to give guidance for the second quarter of fiscal 2017 on a non-GAAP basis. Gigamon does not provide reconciliations of its forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to stock-based compensation and related payroll taxes, and income tax effect of stock-based compensation expense, which are excluded from these non-GAAP measures. In particular, stock-based compensation and related taxes are impacted by future hiring and retention needs, as well as the future fair market value of Gigamon’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these excluded items will have a significant impact on Gigamon’s GAAP net income (loss) per diluted share and GAAP tax provision. Accordingly, reconciliations of Gigamon’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Legal Notice Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations regarding the future growth of our business and the impact of changes we are making to enable growth. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to deliver and improve our products and successfully develop new products; customer acceptance and purchase of our existing products and new products; our ability to retain existing customers and generate new customers; the market for network traffic visibility solutions not continuing to develop; competition from other products and services; and general market, political, economic and business conditions.  The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended December 31, 2016. The forward-looking statements in this press release are based on information available to Gigamon as of the date hereof, and Gigamon disclaims any obligation to update any forward-looking statements, except as required by law.
Gigamon
Gigamon (NYSE: GIMO) provides active visibility into physical and virtual network traffic, enabling stronger security and superior performance. Gigamon’s Visibility Fabric and GigaSECURE®, the industry’s first Security Delivery Platform, deliver advanced intelligence so that security, network and application performance management solutions in enterprise, government and service provider networks operate more efficiently and effectively. See more at www.gigamon.com, the Gigamon Blog, or follow Gigamon on Twitter, LinkedIn or Facebook.

Gigamon Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Revenue:
Product	$44,010	$44,662
Service	25,557	22,549
Total revenue	69,567	67,211
Cost of revenue:
Product	10,604	10,707
Service	2,706	2,082
Total cost of revenue	13,310	12,789
Gross profit	56,257	54,422
Operating expenses:
Research and development	20,149	15,358
Sales and marketing	33,441	27,657
General and administrative	9,055	7,995
Total operating expenses	62,645	51,010
Income (loss) from operations	(6,388)	3,412
Other income (expense):
Interest income	356	207
Other expense, net	(117)	(69)
Income (loss) before income tax (provision) benefit	(6,149)	3,550
Income tax benefit (provision)	3,912	(579)
Net income (loss)	$(2,237)	$2,971
Net income (loss) per share:
Basic	$(0.06)	$0.09
Diluted	$(0.06)	$0.08
Weighted average shares used in computing net income (loss) per share:
Basic	36,563	34,633
Diluted	36,563	36,546

Gigamon Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	April 1, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$159,676	$148,926
Short-term investments	105,504	109,238
Accounts receivable, net	56,526	75,522
Inventories, net	11,908	11,347
Prepaid expenses and other current assets	12,137	9,909
Total current assets	345,751	354,942
Property and equipment, net	12,448	11,809
Deferred tax assets, non-current	44,458	33,094
Other assets, non-current	2,272	1,154
TOTAL ASSETS	$404,929	$400,999
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,591	$5,208
Accrued liabilities	20,490	34,649
Deferred revenue	67,484	68,997
Total current liabilities	94,565	108,854
Deferred revenue, non-current	28,351	28,785
Deferred and other tax liabilities, non-current	288	201
Other liabilities, non-current	312	499
TOTAL LIABILITIES	123,516	138,339
STOCKHOLDERS' EQUITY
Common stock	4	4
Additional paid-in-capital	274,287	256,774
Accumulated other comprehensive loss	(49)	(17)
Accumulated equity	7,171	5,899
TOTAL STOCKHOLDERS' EQUITY	281,413	262,660
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$404,929	$400,999

Gigamon Inc.
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,237)	$2,971
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,021	1,271
Stock-based compensation expense	12,554	8,176
Deferred and other income taxes	(4,137)	(117)
Inventory write-down, net	206	175
Write down of fixed assets	29	—
Bad debt expense	—	25
Changes in operating assets and liabilities:
Accounts receivable	18,996	2,263
Inventories	(770)	(2,073)
Prepaid expenses and other assets	(2,792)	654
Accounts payable	1,718	(254)
Accrued liabilities and other liabilities	(14,371)	(13,076)
Deferred revenue	(1,947)	(3,282)
Net cash provided by (used in) operating activities	9,270	(3,267)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(33,710)	(29,107)
Proceeds from maturities of short-term investments	37,500	26,786
Purchase of property and equipment	(2,695)	(2,107)
Net cash provided by (used in) investing activities	1,095	(4,428)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase plan	4,956	3,368
Proceeds from exercise of stock options	581	1,377
Shares repurchased for tax withholdings on vesting of restricted stock units	(4,339)	(1,385)
Net cash provided by financing activities	1,198	3,360
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	11,563	(4,335)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	148,926	120,212
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$160,489	$115,877

Gigamon Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Total Revenue	$69,567	$67,211
Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
GAAP gross profit	56,257	54,422
Stock-based compensation expense	677	470
Stock-based compensation related payroll taxes	31	16
Non-GAAP gross profit	$56,965	$54,908
GAAP gross margin	81%	81%
Non-GAAP gross margin	82%	82%
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income:
GAAP operating income (loss)	$(6,388)	$3,412
Stock-based compensation expense	12,554	8,176
Stock-based compensation related payroll taxes	507	282
Non-GAAP operating income	$6,673	$11,870
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income:
GAAP net income (loss)	$(2,237)	$2,971
Stock-based compensation expense	12,554	8,176
Stock-based compensation related payroll taxes	507	282
Income tax effect of Non-GAAP adjustments	(6,193)	(3,253)
Non-GAAP net income	$4,631	$8,176

Gigamon Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	April 1, 2017	April 2, 2016
Reconciliation of GAAP Diluted Net Income (Loss) per Share to Non-GAAP Diluted Net Income per Share:
GAAP diluted net income (loss) per share	$(0.06)	$0.08
Stock-based compensation expense	0.35	0.22
Stock-based compensation related payroll taxes	0.01	0.01
Income tax effect of non-GAAP adjustments	(0.17)	(0.09)
Impact of difference in number of GAAP and non-GAAP diluted shares	(0.01)	—
Non-GAAP diluted net income per share	$0.12	$0.22
Reconciliation of GAAP Diluted Weighted-Average Number of Shares to Non-GAAP Diluted Weighted-Average Number of Shares:
GAAP diluted weighted-average number of shares	36,563	36,546
Dilutive impact due to stock-based compensation	3,400	578
Non-GAAP diluted weighted-average number of shares	39,963	37,124